Exhibit 99.7











                               LICENSE AGREEMENT

                                    between

                             E.D.S. OF CANADA, LTD.

                                      and

                            ACC TELENTERPRISES LTD.

                               LICENSE AGREEMENT

      THIS LICENSE AGREEMENT ("Agreement"), dated as of June 24, 1996 (the "Effective Date"), is between E.D.S. OF CANADA, LTD., an Ontario corporation ("EDS"), and ACC TELENTERPRISES LTD., a Canadian corporation ("Licensee").

      WHEREAS, Licensee desires for EDS to grant to it a license or sublicense, as the case may be, to use software proprietary to EDS or its third party vendor; and

      WHEREAS, EDS is willing to license or sublicense such software to Licensee upon the terms and conditions set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions in this Agreement, EDS and Licensee hereby agree as follows:


                               ARTICLE I - GRANT

1.1 License Grant. EDS hereby grants to Licensee a non-exclusive, non-transferable license (the "License"):

      (a) to use (as provided in this Article I) on the equipment designated by type, model and serial number on Schedule 1.1 (the "Designated Equipment") and at the location designated on
            Schedule 1.1 (the "Designated Location") one copy each, in object code form, of the computer software programs more specifically described on Schedule 1.1 (such programs, including all new releases, updates and modifications made thereto which are provided to Licensee pursuant to this Agreement or the Services Agreement, are referred to as the "Licensed Programs"); and

      (b) to use (as provided in this Article I) the documentation relating to the Licensed Programs, including user manuals, narrative descriptions, output reports, training materials and technical manuals setting forth specifications for the Licensed Programs provided to Licensee by EDS (the "Documentation").

      The license granted by EDS under this Agreement relates only to the Licensed Programs and does not relate or grant rights to any other computer software programs (including system software or operating systems for the Designated Equipment) required for Licensee to operate or use the Licensed Programs.

1.2 Ownership. EDS or its third party vendor, as applicable, will be considered the owner of the Licensed Programs and Documentation, and any copies thereof, and of all copyright, trade secret, patent and other intellectual or industrial property rights contained or evidenced therein, whether for purposes of the Copyright Act (Canada) or otherwise. Physical copies of the Licensed Programs (in diskette, tape or other form provided by EDS) and Documentation will remain the property of EDS, or its third party vendor, as applicable, and such copies will be deemed to be on loan to Licensee during the License Term.

1.3   Restrictions on Use.

      (a) Use by Licensee. The Licensed Programs and Documentation will be utilized only to process: (i) the data of Licensee; or (ii) the data of persons who are reselling Licensee's network or telecommunications services if such data is related to the network or telecommunications services of Licensee that are resold. Licensee will not otherwise use the Licensed Programs and Documentation to process data of any third person. The Licensed Programs will be operated only by Licensees employees or by EDS on behalf of Licensee.

      (b) Use on Designated Equipment. The Licensed Programs will be operated only on the Designated Equipment and at the Designated Location unless Licensee obtains EDS' prior written approval of a change in the Designated Equipment (including a change in any one or more of the following: the manufacturer, description, model number or serial number of the Designated Equipment) or the Designated Location, which approval will not be unreasonably withheld. Any EDS-approved change in the Designated Equipment or the Designated Location will be documented by amending Schedule
            1.1 to reflect such change. Licensee will have the limited right, without obtaining EDS' prior written approval, in the event that the Designated Equipment is inoperative due to:
            (i) malfunction; or (ii) engineering changes or similar occurrences; to temporarily use the Licensed Programs on backup equipment until the Designated Equipment is restored to operative status. In such case, the backup equipment will, for all purposes hereunder, be deemed to be the Designated Equipment. Licensee is not entitled to use the Licensed Programs on backup equipment for a period exceeding 30 days except in the circumstances contemplated in Section 10.6 (Force Majeure) unless Licensee obtains EDS' prior written approval, which approval will not be unreasonably withheld.

1.4   Confidentiality.

      (a) Non-disclosure. The Licensed Programs and Documentation will be disclosed by EDS to Licensee in confidence. Licensee will not cause or permit disclosure, display, loan, publication, transfer of possession (whether by sale, exchange, gift, operation of law or otherwise), sublicensing or other dissemination of the Licensed Programs or Documentation, in whole or in part, to any third party without the prior written consent of EDS. Licensee will limit use of and access to the Licensed Programs to:
            (i) Licensee's employees; or (ii) with the prior written consent of EDS (such consent not to be unreasonably withheld), Licensee's subcontractors; who are, in each case, directly involved in the utilization of the Licensed Programs and are bound to comply with the confidentiality obligations set forth in this Agreement. Licensee will limit use of and access to the Documentation to:
            (i) Licensee's employees; or (ii) with the prior written consent of EDS (such consent not to be unreasonably withheld), Licensee's subcontractors; who are, in each case, directly involved in the utilization of the Licensed Programs or the output therefrom and are bound to comply with the confidentiality obligations set forth in this Agreement.

      (b) Copying or Modifying - Licensed Programs. Licensee will not reverse assemble, reverse compile, otherwise recreate or modify the Licensed Programs prior to the time at which Licensee acquires a Source Code License for the Licensed Programs under
            Section 6.2 (Source Code License). Licensee will not recreate or modify the Licensed Programs after Licensee acquires a Source Code License except as provided in Section 6.2 (Source Code License). Licensee may make one copy of the Licensed Programs for backup purposes and one copy for archival purposes. Licensee will not copy or reproduce the Licensed Programs at any time except as expressly provided for in this Agreement.

      (c) Copying or Modifying - Documentation. Licensee may copy or reproduce the Documentation for distribution to: (i) employees of Licensee; or (ii) with the prior written consent of EDS (such consent not to be unreasonably withheld) Licensee's subcontractors; who are, in each case, directly involved in the use of the Licensed Programs or the output therefrom and are bound to comply with the confidentiality obligations set forth in this Agreement. Licensee will not otherwise copy or reproduce the Documentation.

      (d) Safeguards. Licensee will exercise reasonable precautions, no less vigorous than those Licensee uses to protect its own confidential information, to safeguard the Licensed Programs and Documentation and to ensure that no unauthorized persons have access to the Licensed Programs and Documentation, and to ensure that no persons authorized to have such access will take any action which would be in violation of Section 1.3 (Restrictions on Use) or Section 1.4 (Confidentiality) of this Agreement if taken by Licensee. Licensee will promptly report to EDS any actual or suspected violation of Sections 1.3 or 1.4 and Licensee will, at its expense, take such further steps as may reasonably be requested by EDS to prevent or remedy any such violation and will reimburse EDS for all reasonable expenses EDS incurs related to the remedy of such violation.

      (e) Acknowledgement. EDS acknowledges that Licensee may from time to time provide EDS with a list of subcontracting companies whom Licensee proposes, and the circumstances and time frames in which such subcontracting companies, will use and access the Licensed Programs or Documentation in accordance with this Section with a view to obtaining EDS' consent to such subcontracting companies and such use and access.

1.5 Notices. Licensee will not alter or remove any copyright, trade secret, patent, proprietary and/or other legal notices contained on or in copies of the Licensed Programs and Documentation. Licensee will include on all copies of the Licensed Programs or the Documentation which it may have in its possession, or create, whatever type of designation EDS may reasonably require to indicate that such material is the proprietary property of EDS or another party.

1.6 Verification. At least twice each year during the License Term, Licensee will permit access to EDS on reasonable notice to Licensee's premises, computer systems and records related to this Agreement and the use of the Licensed Programs and Documentation so that EDS may conduct, at EDS' expense, an investigation to determine Licensee's compliance with the terms of this Agreement.

1.7 Injunctive Relief. Licensee acknowledges and agrees that the Licensed Programs and the Documentation are the valuable property and trade secrets of EDS or other parties, that any willful violation by Licensee of the provisions of Article I (Grant) would cause EDS or such other parties irreparable injury for which they would have no adequate remedy at law, and that, in addition to any other remedies which EDS may have, it will be entitled to preliminary and other injunctive relief against any such violation.

1.8 Survival. Notwithstanding anything to the contrary herein, the restrictions set forth in this Article I (Grant) will survive the expiration or termination of this Agreement until the provisions of
      Section 8.4 (Rights on Termination) of this Agreement have been fully complied with or have been waived in writing by EDS.

                         ARTICLE II - DELIVERY AND TERM

2.1 Delivery. EDS will deliver the Licensed Programs and Documentation to Licensee at the Designated Location or make them available for Licensee's use at the Designated Location on such date (the "Delivery Date") as is agreed to by EDS and Licensee pursuant to the operations and support services agreement (the "Services Agreement") between EDS and Licensee dated as of June 24, 1996. The Licensed Programs shall be deemed to be installed on the Start of Processing Date (as such term is defined in the Services Agreement).

2.2 Term of License. The term of the License (the "License Term") will commence on the Delivery Date and will continue in perpetuity unless terminated pursuant to Article VIII (Termination) of this Agreement.

2.3 Maintenance Service Term. The term during which the maintenance services described in Section 3.2 (Maintenance) of this Agreement will be provided (the "Maintenance Service Term") will commence on the Start of Processing Date and, unless earlier terminated pursuant to
      Article VIII (Termination) of this Agreement, will expire on the first anniversary of the Start of Processing Date. The Maintenance Service Term will automatically extend for additional one year periods after the first anniversary of the Start of Processing Date unless either of the parties notifies the other party in writing at least three months prior to the first anniversary of the Start of Processing Date or the end of any renewal term as the case may be, that the Maintenance Service Term will not be so extended.

                  ARTICLE III - IMPLEMENTATION AND MAINTENANCE

3.1 Implementation Assistance. EDS will provide the Licensee with the implementation assistance for the Licensed Programs that is specified in the Services Agreement.

3.2   Maintenance.

      (a)   Maintenance Service.

            (i) During the Maintenance Service Term, EDS will use all reasonable efforts to repair or replace the then current release of the Licensed Programs if it is not performing in all material respects in accordance with the Documentation, upon receiving written notice of the nonperformance from Licensee as described in
                  Section 3.2(b) (Notice) below. The methods and techniques for resolving nonperformance will be at the sole discretion of EDS. If the Designated Equipment can be accessed remotely through dial-up capability or otherwise, Licensee will make such remote access capability available to EDS for use in performing maintenance services. (EDS acknowledges that, if functions that were operating in accordance with the Documentation in the previous release of the Licensed Programs do not operate in accordance with the Documentation in the current Release of the Licensed Programs, then, for the purposes of this Section, the current release of the Licensed Programs will not be deemed to be performing in all material respects in accordance with the Documentation.)

            (ii) If after reasonable efforts to repair or replace the then current release of the Licensed Programs which is not performing in accordance with the Documentation in all material respects, EDS is unable to make such repairs or replacement, then:

                  (x) the Licensee's sole remedy will be the refund of an amount not to exceed the greater of: (a) the Maintenance Service Fees paid by Licensee to EDS during the twelve month period preceding the date on which EDS notifies Licensee that EDS is unable to make the repair or replacement; and (b) the unamortized portion of the License Fee where the License Fee is depreciated on a straight line basis over a period of five years commencing on the Start of Processing Date; and

                  (y) the License Term and the Maintenance Service Term shall terminate.

            (iii) EDS will have no obligation to repair or  replace the
                  Licensed Programs if the nonperformance is found by EDS to have been caused or contributed to by computer equipment malfunction, Licensee's negligence or fault, Licensee's failure to follow instructions as set forth in the Documentation, improper or unauthorized use of the Licensed Programs, changes to the Licensed Programs made by Licensee, changes in any software not provided by EDS, hardware changes or any other cause beyond the control of EDS; provided, however, EDS and Licensee may agree that EDS will provide Licensee with assistance in resolving any nonperformance resulting from such causes as an Additional Service pursuant to Section 3.3 (Additional Services).

      (b)   Notice.  To obtain the maintenance services described in
            Section 3.2(a) (Maintenance Service), Licensee must provide EDS with the following during the Maintenance Service Term:
            (i) written notice of the operating problem; (ii) a detailed description of the failure to perform substantially in accordance with the Documentation; (iii) a detailed description of the operating conditions, including the specific hardware/software configuration, under which such failure to perform occurred; and
            (iv) a representative sample of inputs and outputs for replicating and analyzing such failure to perform; provided that, in emergency situations, the parties will cooperate to respond to the operating problem with the available information.

      (c) New Releases. From time to time, EDS may, in its sole discretion, make updates, improvements or changes to the Licensed Programs in separate releases to the Licensed Programs ("Releases") which are designed to enhance operating performance without changing the basic functions of the Licensed Programs. EDS has no obligation to make any updates, improvements or changes to the Licensed Programs. During the Maintenance Service Term, EDS will make all new Releases available to Licensee which are generally made available to EDS' other licensees of the Licensed Programs and will provide revisions to the Documentation necessary to reflect the updates, improvements or changes included in such new Releases. EDS confirms that, during the Maintenance Service Term, all new Releases made available to take account of new releases of the operating systems for the Designated Equipment will be provided at no additional charge (other than the Maintenance Service Fee). EDS may discontinue maintenance services as described in Section 3.2(a) (Maintenance Service) for a prior Release of the Licensed Programs replaced by a new Release 180 days after the date such new Release is first made available. EDS will provide to Licensee maintenance services as described in Section 3.2(a)(Maintenance Service) for prior Releases of the Licensed Programs which Licensee elects to continue to use as an Additional Service pursuant to Section 3.3 (Additional Services) on an as needed basis, so long as Licensee continues to pay for and receive maintenance services for the most current Release of the Licensed Programs in anticipation of eventually using the most current Release. There will be no charge under Section 3.3 (Additional Services) for any maintenance services provided to Licensee for prior Releases of the Licensed Programs until the earlier of: (i) the expiry of six months after conversion and loading of Licensee's engineering and End User data under the Services Agreement; and (ii) eighteen months following the Start of Processing Date.

      (d) Requested Changes. Any changes to the Licensed Programs or Documentation (other than those specified in Section 3.2(c) (New Releases)) requested by Licensee which EDS, in its sole discretion, has not or does not intend to make part of a new Release will be provided as an Additional Service pursuant to
            Section 3.3 (Additional Services).

3.3   Additional Services.

      (a) Services. Licensee may from time to time request that EDS provide support or services which are beyond the scope or amount of the support or services provided pursuant to this Agreement ("Additional Services"). Any requested Additional Services will be provided by EDS to Licensee on such terms as are mutually agreed upon by Licensee and EDS and documented in writing, including but not limited to the description of the Additional Services to be provided, the price to be paid and any other appropriate terms and conditions.

      (b) Enhancements Funded by Licensee. This Section 3.3(b) applies to major enhancements or developments that are paid for by Licensee as an Additional Service under Section 3.3(a) (Services). Licensee and EDS may, in finalizing the terms on which such Additional Services will be provided by EDS, negotiate credits or refunds to be provided to Licensee if the code for such enhancement or development is later included by EDS as part of the core IXplus System and INM System that EDS makes available to its other customers. Any agreement concerning credits or refunds shall be finalized and documented in writing prior to the time at which EDS commences to provide the Additional Services for such major enhancement or development.

                             ARTICLE IV - WARRANTY

4.1 Rights in Licensed Programs. EDS hereby represents and warrants that, subject to Section 9.1(b) (Patents), it has all rights, title, ownership interest and/or marketing rights necessary to grant the rights and the License to Licensee set forth herein.

4.2   Nonperformance of Licensed Programs.

      (a) Warranty. EDS further warrants that on the Start of Processing Date, and for a period of one year thereafter, the Licensed Programs will be capable of performing in all material respects in accordance with the Documentation. EDS will resolve any failure of the Licensed Programs to perform in all material respects in accordance with the Documentation pursuant to the terms and conditions of Section 3.2 (Maintenance) of this Agreement.

      (b) Documentation. EDS acknowledges that, as at the Start of Processing Date, the "Documentation" will include Section IV, Functional Capabilities, of EDS' proposal to Licensee dated March, 1996, A Proposal to ACC TelEnterprises Ltd. for Billing Services and Support. Licensee acknowledges that the Documentation will be revised in accordance with Section 3.2(c) (New Releases) to take account of new Releases of the Licensed Programs.

4.3 Remedies. EDS does not warrant that the functions contained in the Licensed Programs will meet Licensee's requirements or that the operation of the Licensed Programs will be uninterrupted or error free.

      EDS will have no responsibility with respect to Licensee's data files except such responsibilities as are assumed by EDS under the Services Agreement. EDS' liability for all matters relating to the warranty set forth in Section 4.2 (Nonperformance of Licensed Programs) will be limited as provided in Section 3.2(a) (Maintenance Service).

4.4 No Other Warranties. THE WARRANTIES CONTAINED IN THIS ARTICLE IV ARE LIMITED WARRANTIES AND ARE THE ONLY REPRESENTATIONS, WARRANTIES OR CONDITIONS MADE BY EDS. EDS MAKES AND THERE ARE, AND LICENSEE RECEIVES, NO OTHER REPRESENTATIONS, WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE INCLUDING BUT NOT LIMITED TO, NO REPRESENTATIONS, WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF EDS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE OR PERFORMANCE OF THE LICENSED PROGRAMS.

                          ARTICLE V - PAYMENTS TO EDS

5.1 License Fee. Licensee will pay to EDS for the grant of the License a one-time license fee of $1,450,000 (CDN.) (the "License Fee") in accordance with Part I of Schedule 5.1 (Payment and Billing).

5.2 Annual Maintenance Service Fee. For the maintenance services provided pursuant to Section 3.2 (Maintenance) of this Agreement during the Maintenance Service Term, Licensee will pay to EDS, for each twelve month period commencing on the Start of Processing Date or an adversary of the Start of Processing Date, the amount (the "Maintenance Service Fee") set out in Part II of Schedule 5.1 (Payment and Billing). Not less than thirty days prior to the end of each twelve-month period, EDS will send Licensee an invoice for the Maintenance Service Fee for the next twelve-month period, prorated as appropriate for any partial twelve-month period.

5.3 Out-of-Pocket Expenses. Licensee will pay, or reimburse EDS for, all reasonable actual out-of-pocket costs and expenses incurred by EDS with the prior written approval of Licensee in connection with the performance of this Agreement including but not limited to, the travel and travel-related expenses incurred by EDS personnel providing installation assistance, training, maintenance service and any Additional Services described in this Agreement. EDS will provide relevant vouchers, invoices or receipts to support all such out-of-pocket costs and expenses.

5.4 Time of Payment. Any amount due to EDS pursuant to this Agreement for which a time for payment is not otherwise specified will be due and payable thirty days after Licensee's receipt of an invoice from EDS conforming to this Agreement. Any amount owing to EDS pursuant to this Agreement that is not paid when due and payable will thereafter bear interest until paid at a rate of interest equal to 1% per annum more than the prime rate established from time to time by the Toronto-Dominion Bank, calculated and payable monthly. The foregoing does not apply to any amount that is reasonably the subject of a dispute provided that all amounts due and payable which are not in dispute have been paid to EDS in accordance with this Agreement and any amount that is in dispute has been paid into an escrow account in accordance with
      Section 7.5(a) (Disputed Amounts) of this Agreement.

5.5 Taxes. There will be added to any charges hereunder, and Licensee will pay to EDS, all taxes, assessments, duties, permits and fees, however designated or levied, which are based upon any charges under this Agreement, or upon this Agreement or the Licensed Programs, services or materials provided hereunder, or their use, including but not limited to the Goods and Services Tax and any sales and use taxes, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, but excluding franchise taxes and taxes based on the net income of EDS.

                ARTICLE VI - OTHER AGREEMENTS

6.1   Services Agreement.

      (a) Operation of Licensed Programs by EDS. Under the Services Agreement the Licensed Programs will be operated by EDS on behalf of the Licensee on the Designated Equipment at the Designated Location to process: (i) the data of the Licensee; or (ii) the data of persons who are reselling Licensee's network or telecommunications services, which data is related to the network or telecommunications services of Licensee that are resold. Operation of the Licensed Programs by EDS on behalf of the Licensee will be deemed to be in compliance with the terms of this Agreement but such operation by EDS does not authorize Licensee to use the Licensed Programs or to take any action relating to the Licensed Programs that is not in compliance with
            Article I (Grant).

      (b) Change in Equipment or Location. EDS shall be entitled to change the Designated Location at which EDS is operating the Licensed Programs on behalf of Licensee under the Services Agreement in accordance with Section 4.4 (Change in Facilities) of the Services Agreement.

      (c) Maintenance Services. EDS and Licensee agree that the Maintenance Service Term will not be terminated pursuant to
            Section 2.3 (Maintenance Service Term) prior to the expiry of the term of the Services Agreement. During the term of and subject to the provisions of the Services Agreement, while EDS is operating the Licensed Programs on behalf of the Licensee:

            (i) EDS will provide maintenance services for the Licensed Programs in accordance with this Agreement;

            (ii) EDS will repair or replace the Licensed Programs if the nonperformance is found by EDS to have been caused or contributed to by the malfunction of equipment or software operated by EDS or changes to such equipment or software. This paragraph (ii) will apply notwithstanding paragraph 3.2(a)(iii) of this Agreement; and

            (iii) Licensee will pay the Maintenance Service Fees set out in and in accordance with this Agreement.

            Maintenance services for those software programs forming part of the Licensed Programs that are developed by EDS specifically for the Licensee (including integration of such software programs into new Releases of the Licensed Programs) will be provided as part of the SE Services under the Services Agreement.

      (d) Conversion to Inhouse Processing. Licensee may operate the Licensed Programs during the License Term following termination of the term of the Services Agreement in accordance with this Agreement. In such event:

            (i) in connection with the Transition Services provided pursuant to Section 8.7 (Transition Services) of the Services Agreement, Licensee shall identify the equipment on which and the location at which Licensee wishes to operate the Licensed Programs. Section 1.3(b) (Use on Designated Equipment) shall apply to the identification by License of the equipment and location on which the Licensed Programs are to be operated as if Licensee were requesting EDS' approval to a change in the Designated Equipment and the Designated Location under
                  Section 1.3(b); and

            (ii) Licensee shall be solely responsible for acquisition and compliance with the term of licenses for the QTEL-9000 software, installation of such software on the Designated Equipment and maintenance and support for such software in connection with Licensee's use of the Licensed Programs after the termination of the term of the Services Agreement.

6.2 Source Code License. During the License Term, Licensee may acquire a license (the "Source Code License") to use the source code of the Licensed Programs (the "Source Code") subject to the following:

      (a) Subject to paragraph 6.2(b), Licensee shall pay to EDS a license fee (the "Source Code License Fee") in the amount of (i) twenty-five percent of the License Fee if Licensee acquires the Source Code License prior to the third anniversary of the Start of Processing Date; or (ii) otherwise, twenty-five percent of EDS' then current license fee for the object code version of the Licensed Programs;

      (b) if, at the time Licensee acquires a Source Code License, EDS is not authorized to provide Licensee with the source code for the Facilities and Engineering software and the Trouble Ticketing software forming part of the Licensed Programs, then: (i) EDS shall have no obligation to provide the source code for the Facilities and Engineering software and the Trouble Ticketing software to Licensee; (ii) such source code shall be deemed not to be a part of the Source Code; and (iii) EDS and Licensee will negotiate in good faith an appropriate adjustment to the Source Code License Fee to recognize EDS' inability to provide the source code for the Facilities and Engineering software and the Trouble Ticketing software to Licensee;

      (c) Licensee shall give EDS written notice of Licensee's intention to acquire a Source Code License. Licensee shall pay the Source Code License Fee to EDS when Licensee delivers such notice to EDS. EDS will deliver the Source Code to Licensee within thirty days of EDS' receipt of such notice and the Source Code License Fee;

      (d) The provisions of Article I (Grant) will apply to the Source Code of the Licensed Programs. Without limiting the generality of the foregoing, Licensee will maintain the Source Code of the Licensed Programs in confidence in accordance with Section 1.4 (Confidentiality). Licensee shall be authorized to use the Source Code: (i) in support of Licensee's operations of the Licensed Programs in accordance with Article I (Grant); and
            (ii) to make such changes ("Changes") to the Licensed Programs as Licensee deems appropriate. Licensee shall be the owner of all rights (including copyright, trade secret, patent or other intellectual property rights) in any Changes made by Licensee. The ownership by Licensee of all rights in any Changes: (i) does not give Licensee any right, title or interest in the Licensed Programs or the copyright, trade secret, patent or other intellectual property rights in the Licensed Programs; or
            (ii) entitle Licensee to take any action with respect to any Change that includes all or part of the Licensed Programs that Licensee is not authorized to take under this Agreement with respect to the Licensed Programs or such part as is included in the Change.

                        ARTICLE VII - DISPUTE RESOLUTION

7.1 Disputes. In the event of any dispute, controversy or claim arising under or in connection with this Agreement, or the breach, termination, validity or enforceability of any provision of this Agreement ("Disputes"), then upon the written request of either party, each of the parties will appoint a designated officer whose task it will be to meet for the purpose of endeavouring to resolve the Dispute or to negotiate for an adjustment to the provisions of this Agreement. The designated officers will meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such officers will discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute or renegotiate the applicable section or provision without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated officers but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. No formal proceedings for the judicial resolution of such dispute or controversy may be commenced until:
      (i) the designated officers conclude in good faith that amicable resolution through continued negotiation of the matter in issue is not likely to occur; or (ii) thirty days after the circumstances giving rise to the Dispute originated or occurred; which ever is later.

7.2 Arbitration. Subject to Section 7.3 (Exception), any Dispute that is not resolved in accordance with Section 7.1 (Disputes) will be settled by final and binding arbitration conducted by a Board in accordance with Schedule 7.2 (Arbitration). Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow.

7.3 Exception. The parties acknowledge and agree that, with respect to any Dispute arising under Section 1.4 (Confidentiality), Section 9.1 (Infringement Indemnity) or Section 10.1 (Other Confidential Information) or in respect of a claim for injunctive relief, a party may refer such matter to arbitration in accordance with Section 7.2 (Arbitration) or apply to the appropriate court for such relief.

7.4 Exclusive Remedy. Other than any action necessary to enforce the award of the Board, and subject to Section 7.3 (Exception), the parties agree that the provisions of this Article VII are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute arising under or in connection with this Agreement. Nothing in this Article VI prevents the parties from exercising their rights to terminate this Agreement in accordance with this Agreement.

7.5   Continued Performance.

      (a) Disputed Amounts. In the event of a Dispute between EDS and Licensee with respect to any amounts that EDS claims are owing to it under this Agreement, then Licensee will pay: (i) to EDS all amounts the payment of which is not in Dispute; and (ii) all amounts that are the subject of the dispute into an escrow account structured by agreement of the parties or as ordered by the Board if agreement cannot be reached, for distribution in accordance with the award of the Board.

      (b) Continued Performance. EDS shall continue to provide the services, if applicable, pursuant to the Agreement during arbitration proceedings pursuant to this Article VII (Arbitration) except where: (i) this Agreement has been terminated in accordance with Article VIII (Termination); or
            (ii) the Dispute relates (in whole or in part) to amounts that EDS claims are owing to it pursuant to the Agreement and Licensee does not pay the disputed amounts into an escrow account and the amounts not in dispute to EDS in accordance with Section 7.5(a) (Disputed Amounts).

                           ARTICLE VIII - TERMINATION

8.1 Termination for Cause. If either party materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement and, within thirty days after written notice is given to the defaulting party specifying the default: (i) such default is not substantially cured and any part of the default that is not so cured is immaterial to the party not in default; or (ii) the defaulting party does not obtain the approval of the other party to a plan to remedy the default and thereafter implements such plan to its conclusion; then the party not in default may terminate the License Term and/or the Maintenance Service Term by giving written notice to the defaulting party.

8.2 Termination for Adverse Change in Business. If Licensee ceases to carry on its business, EDS may, by giving Licensee written notice thereof terminate the License Term and/or the Maintenance Service Term as of a date specified in such notice of termination. If: (i) a receiver or similar officer is appointed for Licensee; (ii) Licensee makes an assignment for the benefit of all or substantially all of its creditors or enters into an agreement for composition, extension or readjustment of all or substantially all of its obligations; or
      (iii) proceedings under any bankruptcy or insolvency law are commenced by or against Licensee; then in such event but subject to applicable law, EDS may, by giving Licensee written notice thereof, terminate the License Term and/or the Maintenance Service Term as of a date specified in such notice of termination if Licensee defaults in the performance of any of its duties or obligations under this Agreement.

8.3 Termination of Services Agreement. If: (i) either party terminates the term of the Services Agreement pursuant to Section 8.1 (Termination for Cause) of the Services Agreement as a result of the uncured default of the other party under such Agreement; or (ii) EDS terminates the term of the Services Agreement pursuant to Section 8.2 (Termination for Insolvency) of the Services Agreement as a result of Licensee's default; then such party may, by giving written notice to the other party, terminate the License Term and/or the Maintenance Service Term as of a date specified in such notice of termination.

8.4 Rights Upon Termination. Upon termination of the License Term for any reason, then, in addition to any other rights which either party may have, Licensee will promptly return to EDS all copies of the Licensed Programs and the Documentation in Licensee's possession and completely erase the Licensed Programs and all elements thereof from the Designated Equipment and any other Licensee computer system. Upon EDS' request, Licensee will execute and deliver to EDS a written certification that Licensee has complied with the provisions of his
      Section 8.4 and no longer retains any material relating to the Licensed Programs or the Documentation except as contemplated in the preceding sentence.

              ARTICLE IX - INDEMNIFICATION, REMEDIES AND LIABILITY

9.1   Intellectual Property Indemnity.

      (a) Defense of Claim. Subject to Section 9.l(b) (Exception), EDS will defend Licensee and hold it harmless from and against any and all claims, actions, damages, liabilities, costs and expenses (including reasonable legal fees and expenses) (collectively, "Claims"): (i) based on a claim that the Licensed Programs, the Source Code or the Documentation used within the scope of the licenses granted herein, in whole or in part: (x) infringes a patent, copyright, trade mark or similar proprietary right granted under U.S. or Canadian law; or (y) constitutes an unlawful disclosure, use or misappropriation of another party's trade secret; or (ii) for breach of the representation and warranty set out in Section 4.1 (Rights in Licensed Programs) of this Agreement. EDS will bear the expense of such defense and pay any costs and damages which are finally awarded as a result of such claim, provided that Licensee notifies EDS promptly in writing of the claim and that Licensee allows EDS to fully direct the defense or settlement of such claim. EDS will not be responsible for any settlement or compromise made without its consent.

      (b) Patents. To the extent that Section 4.1 (Right in Licensed Programs) or Section 9.1(a) (Defense of Claim) applies to patents, EDS shall be liable for alleged or adjudged infringement of patents only to the extent of its knowledge at the time EDS agreed to supply the Systems or perform the work giving rise to the infringement.

      (c) Continued Right to Use. Should the Licensed Programs, the Source Code or the Documentation become, or in EDS' opinion be likely to become, the subject of a Claim specified in Section 9.1(a) (Defense of Claim), EDS will attempt to procure for Licensee the right to continue to exercise all rights granted to Licensee under this Agreement, or replace or modify the Licensed Programs, Source Code or Documentation to make its use hereunder non-infringing. If, with respect to the Licensed Programs or Source Code, neither option is reasonably available in EDS' judgment:

            (i) Licensee will return the Licensed Programs, Source Code and the Documentation to EDS;

            (ii) the License Term and the Maintenance Service Term and all of the rights granted hereunder will terminate; and

            (iii) EDS will pay to Licensee the unamortized part of the
                  License Fee, where such License Fee is amortized over a five year period on a straight line basis commencing on the Start of Processing Date. If Licensee has acquired the Source Code License by payment of the Source Code License Fee, EDS will also pay to Licensee the unamortized part of the Source Code License Fee where such Source Code License Fee is amortized on a straight line basis over a five year period commencing on the date Licensee acquires the Source Code License.

      (d) Infringement Caused by Licensee. EDS will have no liability to Licensee under this Section 9.1 or under any other provision of this Agreement if any Claim specified in Section 9.l(a)(Defense of Claim) is based upon:

            (i) the use of the Licensed Programs, Source Code or Documentation delivered hereunder in combination with equipment, devices or software not supplied or approved by EDS;

            (ii) the use of the Licensed Programs or Source Code in an application or environment for which it was not designed or was not contemplated under this Agreement; or

            (ii) the modification of the Licensed Programs, Source Code or Documentation by anyone other than EDS or its employees or agents;

            if no infringement would have occurred but for such use or modification. Further, Licensee will indemnify and hold EDS harmless from any liability, loss, claim or damage to persons or property arising out of Licensee's possession, operation or use of the Licensed Programs, the Source Code or the Documentation or arising out of the fault or negligence of Licensee or its employees and will indemnity EDS from any expense or cost incurred if any such claims are made.

      (e) Entire Obligation. This Section 9.1 states EDS' entire obligation to Licensee regarding infringement.

9.2 Third Party Claims. Licensee will indemnify and defend EDS and hold it harmless from and against any and all Claims of any persons whose data is processed by Licensee using Licensed Programs in accordance with this Agreement.

9.3   Remedies and Limit of Liability.

      (a) Limit. In the event EDS is liable to the Licensee on account of EDS' performance or nonperformance of its obligations under this Agreement or the Services Agreement, whether arising by negligence, willful misconduct, or otherwise, and subject to
            Section 9.3(b) (Remedies re Nonperformance of Licensed Programs):

            (i) the amount of damages recoverable against EDS for all events, acts or omissions will not exceed in the aggregate an amount equal to the Effective Limit of Liability; and (ii) the measure of damages will not include any amounts for indirect, consequential, incidental or punitive damages of any party, including third parries, or for damages which could have been avoided had the data furnished by EDS been verified before utilization thereof or for lost profits. Further, no cause of action which accrued more than two years prior to the filing of a suit alleging such cause of action may be asserted under this Agreement or the Services Agreement against EDS. In connection with the conduct of any litigation with third parties relating to any liability of EDS to the Licensee or to such third parties, EDS will have all rights (including the right to accept or reject settlement offers and to participate in such litigation) which are appropriate to its potential responsibilities or liabilities.

            Notwithstanding any provision in this Agreement or the Services Agreement, EDS will have no liability for any loss or destruction of the data of the Licensee beyond any obligations of EDS under this Agreement or the Services Agreement respecting the safeguarding of such data.

      (b) Remedies re Nonperformance of Licensed Programs. For all Claims relating to a breach of the warranty contained in Section 4.2 (Nonperformance of Licensed Programs), Licensee's sole and exclusive remedy will be the correction of such breach at no
            charge to Licensee as described in Section 4.3   (Remedies) of this
            Agreement.

      (c) Exception. Section 9.3(a)(i) shall not apply in the case of the willful misconduct of EDS that is intentionally wrong.

      (d) Definitions. In this Section, "Effective Limit of Liability" has the meaning attached to such term in the Services Agreement.

9.4 Acknowledgement. The parries acknowledge that each of the provisions of this Agreement including the fees for the license and services, were based in part on the limitations contained in Section 9.3 (Remedies and Limit of Liability) above and that each party fully understands and accepts the obligations and limitations described in this Agreement.

                           ARTICLE X - MISCELLANEOUS

10.1  Other Confidential Information.  In addition to the provisions of
      Section 1.4 (Confidentiality) of this Agreement, each party will use the same means as it uses to protect its own confidential information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of both (a) written information received from the other party which is marked or identified as confidential and (b) oral or visual information identified as confidential at the time of disclosure. The information described in the preceding sentence at (a) and (b) will be referred to in this Agreement as "Confidential Information". Each party will use Confidential Information received from the other party only in connection with the purposes of this Agreement. The foregoing will not prevent either party from disclosing Confidential Information which belongs to such party or is: (i) already known by the recipient party without an obligation of confidentiality; (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party; (iii) rightfully received from a third party; (iv) independently developed by the recipient party without use of the other party's Confidential Information; (v) disclosed without similar restrictions to a third party by the party owning the Confidential Information; or
      (vi) approved by the other party for disclosure. If Confidential Information is required to be disclosed pursuant to a requirement of a governmental authority, the Confidential Information may be disclosed pursuant to such requirement so long as the party required to disclose the Confidential Information provides the other party with timely prior notice of such requirement and coordinates with such other party in an effort to limit the nature and scope of such required disclosure.

10.2 Assignment. This Agreement will be binding on the parties hereto and their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party.

10.3 Notices. Notice under this Agreement shall be deemed given when delivered in hand, when transmitted if sent by electronic mail or facsimile, or five days after mailing if sent by registered mail, return receipt requested, postage prepaid, and addressed as follows:

      In the case of EDS:

            E.D.S. of Canada, Ltd.
            33 Yonge Street
            Suite 810
            Toronto, Ontario M5E 1G4

            Attention:  President

            Telephone:  (416) 814-4500
            Telecopier:  (416) 814-4600

      In the case of Licensee:

            ACC TelEnterprises Ltd.
            90 Galaxy Boulevard
            Etobicoke, Ontario
            M9W 4Y6

            Attention:   Executive Vice-President Operations, Engineering and
                         Service

            Telephone:  (416) 213-2000
            Telecopier: (416) 798-7872

      If a party changes its address for notification purposes, then it shall give the other party prior written notice of the new address and the date on which it shall become effective.

10.4 Headings. The article and section headings and the table of contents used herein are for reference and convenience only and will not enter into the interpretation hereof.

10.5 Relationship of Parties. EDS, in furnishing services to Licensee, is providing services only as an independent contractor. EDS does not undertake by this Agreement or otherwise to perform any obligation of Licensee, whether regulatory or contractual.

10.6 Force Majeure. Each party hereto will be excused from performance hereunder (other than the performance of payment obligations) for any period and to the extent that it is prevented from performing pursuant hereto, in whole or in part, as a result of delays caused by the other party or an act of God, war, civil disturbance, court order, labour dispute, third party nonperformance or other cause beyond its reasonable control, including failures, fluctuations or non-availability of electrical power, heat, light, air conditioning or telecommunications equipment and such nonperformance will not be a default hereunder nor a ground for termination of the License Term or the Maintenance Service Term.

10.7 Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void (other than a provision relating to a payment obligation), then both parties will be relieved of all obligations arising under such provision, but if the remainder of this Agreement will not be affected by such declaration or finding, then each provision not so affected will be enforced to the extent permitted by law.

10.8 Legal Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party will be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

10.9 Media Releases. All media releases, public announcements and public disclosures by either party or its employees relating to this Agreement or its subject matter, including but not limited to promotional or marketing material (but not including any announcement intended solely for internal distribution or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of a party), will be coordinated with and approved by the other party in writing prior to the release thereof.

10.10 No Third Party Beneficiary. Nothing in this Agreement may be relied upon or will benefit any party other than the parties hereto.

10.11 Waiver. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms of this Agreement will impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants, conditions or agreements to be performed by the other will not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

10.12 Schedules. The following schedules are incorporated into and form part of this Agreement:

      Schedule 1.1       Designated Equipment, Designated Location,
                         Description of Licensed Programs
      Schedule 5.1       Payment and Billing
      Schedule 7.2       Arbitration
      Schedule A         Index of Definitions

10.13 Entire Agreement.  This  Agreement (including the Schedules  hereto and
      all other documents referred to    herein) and the Services Agreement
      constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement including the letter agreement between EDS and Licensee dated June 19, 1996. There are no representations, warranties, conditions, understandings or agreements, express or implied, statutory or otherwise, relating to this Agreement that are not fully expressed in this Agreement or the Services Agreement.

10.14 Survival.  Section 1.8 (Survival), Section 4.4 (No Other Warranties),
      Article V (Payments to EDS) (with respect to amounts owing at termination), Article VII (Arbitration), Section 8.4 (Rights Upon Termination), Article IX (Indemnification, Remedies and Liability),
      Section 10.1 (Other Confidential Information), Section 10.2 (Assignment), Section 10.9 (Media Releases) and this Section 10.14 (Survival) will survive any termination of this Agreement.

10.15 Governing Law. This Agreement will be governed by and construed in accordance with the laws, other than choice of law rules, of the Province of Ontario.

      IN WITNESS WHEREOF, EDS and Licensee have caused this Agreement to be signed by their duly authorized representatives as of the Effective Date.

E.D.S. OF CANADA, LTD.             ACC TELENTERPRISES LTD.

By: /s/ Sheel Agm Whittaker        By: /s/ Steve M. Dubnik
   ----------------------------       -----------------------------
Print Name: Sheel Agm Whittaker    Print Name: Steve M. Dubnik
           --------------------               ---------------------
Title: President                   Title: Chairman, President + CEO
      -------------------------          --------------------------

By: /s/ Jacques Quimet             By: /s/ Margaret A. Barrett
   ----------------------------       -----------------------------
Name: Jacques Quimet               Name: Margaret A. Barrett
     --------------------------         ---------------------------
Title: Vice President              Title: EVP
       Communiciations Division          --------------------------
      -------------------------

SCHEDULE 1.1

                   Designated Equipment, Designated Location,
                        Description of Licensed Programs


Designated Equipment:

                                             Serial
Manufacturer  Description   Model Number     Number

IBM           AS 400 320    Dual Processor

IBM           AS 400        50-S


Designated Location: EDS Markham IPC

DESCRIPTION OF LICENSED PROGRAMS:

The Licensed Programs consist of all current modules of the IXplus Software and the modules of the IXplus Software identified below.

A.    IXplus Software

      Menu System
      Menus may be modified to meet business requirements. Selections can be tailored for specific users or departments and passwords may be assigned for security.

      Call Rating
      The IXplus Software can process and account for all of the data received from the network switching equipment. The information from the switch is converted into a format compatible with the IXplus Software and accounting totals are accumulated. Unbillable calls are reported and routed back through the IXplus Software for corrective procedures. These calls are maintained by the IXplus Software until they are corrected or deleted.

      The Call Rating subsystem allows for virtually unlimited rate structures. Call Rating variables include:

            V/H Coordinates
            Flat Rate
            Mileage Band
            Area Code
            Rate Step
            Day/Evening/Night - Weekend/Holiday
            Up to 5 additional rate/time classes

      Call Billing
      The Call Billing subsystem creates the customer bill format, offering selectable features such as customized messages, call detail reporting and discounts.

      The Project Billing subsystem provides a commercial customer with call detail plus the total levels required for charge-back of telecommunications expenses. This subsystem also allows for variable volume discounts and unlimited rate steps.

      The Cycle Billing subsystem assists cash flow tracking and provides a method for distributing the work load more evenly for a large customer base. The Cycle-end reporting subsystem provides the necessary checkpoints and controls to properly manage a billing cycle.

      A copy of the printed customer bills may be maintained on-line for inquiries, reprints, and archival purposes. The statement images may be transferred to magnetic tape for long-term storage.

      Customer Service (including Calling Card Capability)
      The IXplus Software allows Customer inquiries to be made by name or partial name, authorization code, account code, and telephone number.

      Customer calls concerning new business, service changes and complaints may be recorded in an on-line database. Customer service personnel may then record the responses to customer calls in the same manner. A follow-up screen may be used by management to insure that the customer is being handled in a timely manner.

      Accounts Receivable
      An integral part of the billing system is a complete open item accounts receivable system which will assist in cash flow management.

      The Accounts Receivable subsystem provides detailed reports of cash receipts, adjustments, customer charges, deposits, account balances, and aged receivables. Numerous inquiry screens display current and Historical customer transactions and information regarding collection contacts.

      A delinquent processing function provides the ability to customize and print past due notices and final notices.

      Traffic Analysis
      The Traffic Analysis subsystem produces a series of reports that provides the ability to analyze traffic patterns, time patterns, fine usage, and line utilization. Some of the reports which May be generated are:

            Traffic by City
            Traffic by Top 100 Cities
            Traffic Analysis by Product
            Busy Hours by Output Facility and Line
            Traffic Analysis by Output Facility and Line
            Traffic Analysis by Input Facility and Line
            Billing Analysis by Output Facility
            Revenue by Volume and Customer

      BRS - Bill Retrieval System
      The Bill Retrieval System, BRS, is a Windows-based tool for viewing microfiche information from IXplus. The application is designed to be an alterative to conventional microfiche technology by accessing the microfiche from CD-ROM disks or hard disk drives.

      Multi-bill
      Multi-bill provides the ability to view and analyze long distance telephone call records and telephone bills on a personal computer utilizing the Microsoft Windows environment.

      800 Portability
      Allows an organization that is defined as a RESP ORG (Responsible Organization) to reserve and maintain 800 numbers directly through a batch or mechanized interface to the Bell core SMS (Service Management System) 800 Database.

      Credit and Collections
      Provides an organized means to solicit payments from customers that have delinquent balances. Generates automatic collection letters as well as a work list of delinquent accounts that collectors can use in the collection process.

      Private Line Billing
      Provides point-to-point and multi-point circuit billing and charges. The charges and bill presentation are included on a single bill with all other products and services.

B.    INM SYSTEM

      Traffic Analysis Software
      The Traffic Analysis Software provides line cost automation, routing, verification, traffic engineering and on-line LERG access.

      Call Detail Collection Software
      Call Detail Collection Software communicates with switching equipment, billing, traffic and security systems to deliver call detail information in real time. The Call Detail Collection Software and the CDR Split Software also converts the call detail information into the IXplus CDR format.

      Fraud Detection Software
      The Fraud Detection Software analyzes records and calling patterns from the network, alerting via self-adjusting threshold levels of potential fraud and its source.

      CDR Search Software
      The CDR Search Software provides a fast record search to display selected call records instantly and provide a network wide view across all switches on the network. It also provides multiple search criteria and the ability to capture call search records to a file.

      CDR Split Software
      Integrated with the Call Detail Collection Software, the CDR Split Software provides a control tool for CDR processing before the billing process. The CDR Split Software forwards CDRs to the proper billing center in various regions of the country. Dropped and rejected records are automatically recycled for corrective action and re-entry into the billing stream.

      Switch Access
      Switch Access System, which sends updates to the switch as changes to the databases occur, provides the following features:

            Prompt and Validate Northern Telecom, DEX or Harris commands on the AS/400(20)
            Help for commands (20)
            Pass-through (free format) mode for commands not implemented Prioritize and Schedule Command Delivery
            Immediate Execution Mode
            Transmit Commands to Client Server PCs
            Security per Switch Command and User ID
            Communicate commands to Northern Telecom DMS-250, DEX 400/600 or Harris 20/20 switching equipment
            Transaction and error logging
            Per customer, per product, per switch default values (for batch upload). Default profiles will be established to allow batch uploads of customer data
            Batch Upload interface to Switch Access System for ANIs, Auths.

      Facilities and Engineering Software
      This software provides the capability to quickly and easily turn a service order into a customized workload reporting for all departments, event tracking and management for local exchange carrier/inter-exchange carrier interconnections and circuit designs with capacity management for the network. This tool set enables telephone companies to build, maintain and optimize local exchange carrier and inter-exchange carrier transmission networks.

      Trouble Ticketing Software
      Trouble ticketing provides the tools to enter, track and analyze problem reports. Information is provided to service representatives and repair technicians to aid in effectively managing customer contact.

      NOTE: The Facilities and Engineering software and the Trouble Ticketing software is proprietary third party software. Licensee shall enter into an agreement with third party licensor relating to the use of such third parry software if required by the third party licensor. Such third party agreement shall be consistent with the terms of this Agreement but at no additional cost to Licensee.

                                  SCHEDULE 5.1
                              PAYMENT AND BILLING


I.            LICENSE FEE
              The License Fee for the Licensed Programs will be payable as follows:

                          Milestone                       Amount

              A.    Implementation in Production
                    (Start of Processing Date)           $725,000

              B.    January 1, 1997                      $725,000


II.           MAINTENANCE SERVICE FEE

              Period                                 Maintenance Service Fee

              For the initial twelve month period      $0
              commencing on the Start of
              Processing Date

              For each subsequent twelve month         $240,000
              period that commences prior to the
              fifth anniversary of the termination
              of the term of the Services Agreement
              on an anniversary of the Start of
              Processing Date

              For each subsequent twelve month         15% of then
              period that commences on or after        current License
              the fifth anniversary of termination     Fee for the
              of the term of Services Agreement        Licensed Programs
              on an anniversary of the start of
              Processing Date

III.          NOTES

1.            Applicable taxes extra.

2.            All dollar amounts are in Canadian dollars.

3.            Maintenance Service Fees are payable in advance.

                              SCHEDULE 7.2

                                  ARBITRATION

1. Arbitration Procedure. All Disputes will be referred to a board of arbitration (the "Board") to be settled in accordance with the provisions of the Arbitration Act, 1991 (Ontario) and any amendments thereto, based upon the following procedure:

  (i) Subject to paragraph (ii) of this Section 1, the Board will be composed of one person appointed by the party requesting a Board (the "Applicant"), one person appointed by the other party (the "Respondent") and a third person to act as chairman, chosen by the other two members of the Board, or, if both parties agree, the Board will consist of a sole arbitrator.

  (ii) The Applicant shall deliver to the Respondent written notice of its intent to refer the Dispute to the Board within twenty (20) business days following the Resolution Date and shall at the same time name its appointee to the Board. The Respondent shall within fifteen (15) business days of receipt of such notice advise the Applicant, in writing, of the name of its appointee to the Board. If the Respondent fails to notify the Applicant of its appointee, the Respondent shall be deemed to have concurred in the appointment of the arbitrator appointed by the Applicant, and such arbitrator shall constitute the Board.

  (iii) If the Respondent appoints an arbitrator pursuant to paragraph 1(ii) above, then, within five (5) business days of the appointment of such additional arbitrator, the two appointed arbitrators shall agree on the appointment of an additional arbitrator to act as chairperson (the "Chairperson"). If the appointed arbitrators cannot agree on the additional arbitrator, the Applicant or Respondent may apply to the Ontario Court to appoint an impartial third member to act as Chairperson or promptly take such other action to appoint a Chairperson as the parties may agree.

  (iv) No person may be appointed as an arbitrator unless he or she is independent of the Applicant and Respondent, is skilled in the subject matter of the Dispute and is not directly or indirectly carrying on or involved in a business being carried on in competition with the business of the parties.

  (v) The decision of the Board shall be made by a majority vote or by the sole arbitrator, as the case may be. In the event of the failure of the Board to reach a majority decision, the decision of the Chairperson shall constitute the decision of the Board.

  (vi) The decision of the Board with respect to the Dispute shall be made in writing within the sixty (60) days period following the appointment of the last member to the Board, shall be final and binding on the parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all related matters.

  (vii)   The arbitration shall take place in Toronto, Ontario.

  (viii) The time limits referred to in this Schedule may be extended by mutual agreement of the parties.

                                   SCHEDULE A
                              INDEX OF DEFINITIONS



"Additional Services" has the meaning set out in Section 3.3.

"Agreement" has the meaning set out in the first paragraph.

"Board" has the meaning set out in Schedule 7.2.

"Changes" has the meaning set out in Section 6.2.(d).

"Claims" has the meaning set out in Section 9.1.

"Confidential Information" has the meaning set out in Section 10.1.

"Delivery Date" has the meaning set out in Section 2.1.

"Designated Equipment" has the meaning set out in Section 1.1(a).

"Designated Location" has the meaning set out in Section 1.1(a).

"Disputes" has the meaning set out in Section 7.1.

"Documentation" has the meaning set out in Section 1.1(b).

"EDS" has the meaning set out in the first paragraph of this Agreement.

"Effective Date" has the meaning set out in the first paragraph of this Agreement.

"Effective Limit of Liability" has the meaning set out in the Services
Agreement.

"License" has the meaning set out in Section 1.1.

"License Fee" has the meaning set out in Section 5.1.

"License Term" has the meaning set out in Section 2.2.

"Licensed Programs" has the meaning set out in Section 1.1(a).

"Licensee" has the meaning set out in the first paragraph of this Agreement.

"Maintenance Service Fee" has the meaning set out in Section 5.2.

"Maintenance Service Team" has the meaning set out in Section 2.3.

"Releases" has the meaning set out in Section 3.2(c).

"SE Services" has the meaning set out in the Services Agreement.

"Services Agreement" has the meaning set out in Section 2.1.

"Start of Processing Date" has the meaning set out in the Services Agreement.

"Source Code" has the meaning set out in Section 6.2.

"Source Code License" has the meaning set out in Section 6.2.

"Source Code License Fee" has the meaning set out in Section 6.2.

"Systems" has the meaning set out in the Services Agreement.